SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           October 31, 2012
                            Date of Report
                  (Date of Earliest Event Reported)

                   AMERICAN LASER HEALTHCARE CORPORATION
           (Exact Name of Registrant as Specified in its Charter)

Delaware                       000-54541                  45-4985655
State or other          (Commission File Number)         (IRS Employer
jurisdiction                                          Identification No.)
of incorporation)

                         220 Technology Drive, Suite 110
                            Irvine, California 92618
                    (Address of Principal Executive Offices)

                             714-460-5599
                    (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

American Laser Healthcare Corporation (the "Registrant" or the "Company") issued the following shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par as follows:

     On July 18, 2012

     3,500,000 shares were issued to David Janisch as payment of director fee.

     3,500,000 shares were issued to James Djen as payment of director fee.

      On July 23, 2012

      An aggregate of 75,000,000 shares were issued to Macbeam Inc., Bia Mac, and Theresa Quach in exchange for certain assets per purchase agreement entered by the Corporation.

ITEM 4.01 Changes in Registrant's Certifying Accountant

As part of the change to new management subsequent to the change in control of the Registrant in February, 2012, the Board of Directors determined not to continue with the Registrant's accountants and to engage a different accounting firm with whom they were familiar. On October 8th, 2012 the former accountants were dismissed.

The prior accountant's report on the financial statements for the past two years (or for the period covered since inception of the Company) did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

In the unaudited financial statements as of and for the period ended June 30, 2012 contains a note as to the Company's ability to continue as a going concern. The note indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

In connection with the audits of the Company's financial statements for the period from September 21, 2011 (Inception) to December 31, 2011 and the reviewed subsequent interim financial statements through June 30, 2012, there were no disagreements with the former accountants, Anton & Chia, LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

On October 15, 2012 (the "Engagement Date"), the Company engaged
JPDH & Company ("JPDH") as its independent registered public accounting firm. The decision to engage JPDH as the Company's independent registered public accounting firm was approved by the Company's Board of Directors. During the years ended December 31, 2011 and through October 15, 2012, (the date JPDH & Company was appointed), the Company did not consult
JPDH & Company with respect to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 5.02  Departures of Directors or Principal Officers; Election of
           Directors

On October 15, 2012, Theresa Quach and Bia Mac were elected to the Board of Directors.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.
AMERICAN LASER HEALTCARE CORPORATION

Date: October 31, 2012                       /s/ David Janisch
                                            Chief Executive Officer